Exhibit 99.1

LLEX:NYSE American

LILIS ENERGY ANNOUNCES APPOINTMENT OF DAVID M. WOOD TO BOARD OF DIRECTORS

HOUSTON, TEXAS – June 4, 2018 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas and Southeastern New Mexico, announced today the appointment of David M. Wood to the Lilis Energy Board of Directors. Mr. Wood is replacing G. Tyler Runnels who has resigned from the Board of Directors.

“On behalf of the entire board of directors, I welcome David, who brings substantial oil and gas exploration industry expertise and management expertise, as well as an excellent track record of successes. His career spans four decades across five continents and includes serving as CEO of a Fortune 100 company. We look forward to his contributions during this exciting growth phase of the Company. I also would like to thank Tyler for his service and contribution to the Board of Directors and the Company,” said Ronald D. Ormand, Chairman and CEO.

Mr. Wood is a certified petroleum geologist and has been directly involved with successful exploration and development operations across five continents including the US. He was CEO, President and member of the Board of Directors of Murphy Oil Corp., from 2009-2012. Previously he served as Manager, Frontier Exploration and President of Murphy Exploration and Production, from 1994-2008. Mr. Wood led the upstream business to a globally operated footprint that experienced a doubling of production over 15 years. During his 40-year career, Mr. Wood additionally led Ashland Exploration as Vice President—International to a fivefold increase in production from Nigeria, and exploration success and portfolio growth globally, from 1980-1994.

“I am very excited to join the Lilis Board of Directors. Lilis has a premier acreage position in the Permian’s Delaware. I look forward to working with Ron, the Board of Directors and the management to further expand the asset base and production, and improve operational efficiency while building long-term shareholder value,” stated Mr. Wood.

Mr. Wood currently serves as Chairman of a private equity-backed Marcellus gas development company, Arsenal Resources, having previously held the position of Chairman and CEO. He holds a B.S. (Hons) Geology from Nottingham University in England and completed Harvard University’s Advanced Management Program. Mr. Wood previously served on the Board and as an Executive Committee Member of the American Petroleum Institute. He was also a member of the National Petroleum Council and is a member of the Society of Exploration Geophysicists. His past Board affiliations include Crestwood Equity Partners LP, Deep Gulf Energy Companies (private), and serving as Chairman of Berkana Energy, when it was majority owned by Murphy Oil Corp.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a Houston-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’ current total net acreage in the Permian Basin is over 19,000 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; our anticipated future cash flows and ability to access other sources of liquidity; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Additionally, initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates. Readers are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Finance & Capital Markets

210-999-5400, ext. 31